AMENDMENT TO LONG-TERM INCENTIVE PLAN


             Effective January 30, 1996, the Company's Long-Term Incentive Plan was amended in the following respects:

             1. The first sentence of Section 9 of the Plan was amended in its entirety to provide as follows:

             In the event a Participant's employment is terminated by reason of death, disability or normal or early retirement (as permitted by the Company's retirement plans), the Participant will be entitled to receive a partial award for any Performance Period in which he was a Participant and during which he was employed for at least 24 months (or such shorter period as shall be determined by the Committee).

             2. The first sentence of Section 10 of the Plan was amended in its entirety to provide as follows:

             With the approval of the Committee, a person who is hired or first promoted to an eligible position during the first two years of a Performance Period may be permitted to receive a partial award for such Performance Period.

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